UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8375 South Willow Street

Littleton, Colorado 80124

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 792-5554

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In connection with Innospec Inc.’s commitment to the highest standards of corporate governance, Robert I. Paller has resigned as a member of the Nominating and Corporate Governance Committee effective as of April 26, 2013. As disclosed in Innospec Inc.’s most recent proxy statement, Mr. Paller, who is not an independent director, was expected to serve for a limited remaining period on the Nominating and Corporate Governance Committee as authorized by the NASDAQ’s Listing Rules.

The Board has appointed Mr. Lawrence J. Padfield, who is an independent director, to immediately replace Mr. Paller as a member of the Nominating and Corporate Governance Committee.

Mr. Paller will continue to serve as a non-executive Director of Innospec Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOSPEC INC.

Date: April 26, 2013	By:	/s/ David E. Williams
David E. Williams
VP, General Counsel & Chief Compliance Officer

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